UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 21, 2025

GREENWAY TECHNOLOGIES, INC. & SUBSIDIARIES

(Exact name of registrant as specified in its charter)

Texas	000-55030	90-0893594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 809-4644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On November 21, 2025, the Board of Directors (the “Board”) of Greenway Technologies, Inc., a Texas corporation (the “Company”), appointed Douglas Cogan to serve as the Chief Executive Officer of the Company, effective immediately. Compensatory arrangements relating to Mr. Cogan’s service as Chief Executive Officer of the Company have not been definitively determined as of the date hereof. The Company will provide disclosure of the material terms of such arrangements on an amendment to this current report on Form 8-K within four business days after they become available.

Mr. Cogan, age 59, has significant global leadership experience as well as energy sector and engineering and technology industry experience. He was with PricewaterhouseCoopers LLP for over 20 years from 1991 to 2022, serving as Partner, Digital Assurance and Transparency, from 2003 to 2022. Mr. Cogan currently serves on the board of directors for Texas Mutual Insurance. He holds a bachelor’s degree in computer science and business management from the University of Mount Union and has completed executive education programs at Stanford University, Harvard Business School, Massachusetts Institute of Technology and the London Business School.

Mr. Cogan is not currently a party to any material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which either is a party been modified as a result of his appointment as Chief Executive Officer of the Company. There is no arrangement or understanding between him and any other person pursuant to which he was selected as Chief Executive Officer of the Company. There are also no family relationships between Mr. Cogan and any director or executive officer of the Company. He does not have any direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Election of Directors

On November 21, 2025, the Board increased the size of the Board from five to seven members and appointed Mr. Cogan and C. Dunham Biles, age 50, to the Board, effective November 21, 2025, to fill the vacancies so created. Mr. Cogan and Mr. Biles will each serve as a director until the Company’s next annual meeting of shareholders or until his earlier resignation, death or removal.

Neither Mr. Cogan nor Mr. Biles are currently a party to any material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which either is a party been modified as a result of his election as a director. There is no arrangement or understanding between either of Mr. Cogan or Mr. Biles and any other person pursuant to which he was selected as an director of the Company. There are also no family relationships between Mr. Biles and any director or executive officer of the Company. Mr. Biles does not have any direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENWAY TECHNOLOGIES, INC. & SUBSIDIARIES

By:	/s/ Ransom B. Jones
Ransom B. Jones
Chief Financial Officer

Date: November 28, 2025